As filed with the Securities and Exchange Commission on April 22, 2004

Registration No. 333-105393

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CAPE COASTAL TRADING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

New York	2590	52-2372260

State of Jurisdiction	Primary Standard	IRS Employer
of Incorporation	Industrial Classification	Identification
or Organization	Code Number	Number

310 West 53, 6C
New York, NY 10019
(646) 215-3583

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)

Kwajo Sarfoh, President
301 West 53rd Street, 6C
New York, NY 10019
(646) 215-3583

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices and principal place of business)

Copies to:
Jason L. Karavias, Esq.
47-20 Greenpoint Avenue
Sunnyside, NY 11104
(718) 729-5959

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATIONSTATEMENT.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form SB-2 (Registration No. 333-105393) (the “Registration Statement”) of Cape Coastal Trading Corporation, a New York corporation (the “Company”) pursuant to Item 512 of Regulation S-B to remove from registration any of the securities that remained unsold at the end of the offering. The Company’s Registration Statement was declared effective on November 12, 2003 for the purpose of registering up to 250,000 shares of common stock under the Securities Act of 1933. The Company sold 33,875 shares of common stock pursuant to its Registration Statement. In accordance with Item 512 of Regulation S-B, the Company is removing from registration the remaining 216,125 shares which were unsold at the end of the offering.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Cape Coastal Trading Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement on Form SB-2 to be signed on its behalf by the undersigned, hereunto duly authorized, in the city of New York, New York on April 22, 2004.

CAPE COASTAL TRADING CORPORATION /S/ Kwajo M. Sarfoh —————————————— Kwajo M. Sarfoh, President, Director, Treasurer, Controller Date: April 22, 2004

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/S/ Kwajo M. Sarfoh —————————————— Kwajo M. Sarfoh, CFO, President, Director, Treasurer, Controller Date: April 22, 2004

/S/ Trae O. High —————————————— Trae O. High, Director, Vice President, Secretary Date: April 22, 2004